Exhibit 99.1

NEWS RELEASE
ENSCO INTERNATIONAL INCORPORATED

500 North Akard • Suite 4300 • Dallas, Texas 75201-3331 Tel: (214) 397-3000 • Fax: (214) 397-3370 • Web Site: www.enscous.com

ENSCO REPORTS FOURTH QUARTER AND FULL YEAR 2003 RESULTS

Dallas, Texas, January 28, 2004.... ENSCO International Incorporated (NYSE: ESV) reported net income of $26.5 million ($0.18 per diluted share) on revenues of $199.2 million for the three months ended December 31, 2003, compared to a net loss of $10.7 million ($0.07 per diluted share) on revenues of $194.2 million for the three months ended December 31, 2002. The fourth quarter 2002 results included a $46.1 million non-cash after tax impairment charge ($0.31 per diluted share) related to the Company's Venezuela assets and operations.

For the year ended December 31, 2003, ENSCO reported net income of $108.3 million ($0.72 per diluted share) on revenues of $790.8 million, compared to net income of $59.3 million ($0.42 per diluted share) on revenues of $649.5 million for the year ended December 31, 2002. The Company's net income for 2002 included the after tax impairment charge of $46.1 million discussed above and a $3.8 million after tax gain in connection with an insurance recovery for a rig that had earlier sustained extensive damage from a natural gas fire.

The Company's balance sheet at year-end 2003 remained strong, with cash of $354.0 million and a 21% long-term debt to total capitalization ratio (defined as long-term debt divided by the sum of long-term debt plus stockholders' equity).

The average day rate for ENSCO's jackup rig fleet was $48,800 during the fourth quarter of 2003, compared to $48,000 in the year earlier period. Utilization for the Company's jackup fleet in the most recent quarter decreased slightly to 84%, down from 86% in the fourth quarter of 2002. Excluding rigs in a shipyard for contract preparation, regulatory inspection and enhancement, ENSCO's jackup utilization in the most recent quarter was 91%, compared to 93% in the year earlier period.

Carl Thorne, Chairman and Chief Executive Officer of ENSCO, commented on the Company's markets and outlook: "As anticipated, fourth quarter 2003 results were impacted by lower average day rates in the North Sea and a temporary lull in Asia Pacific activity as 2003 programs were completed, offset in part by higher average day rates for our Gulf of Mexico jackup rigs.

"In our Asia Pacific business unit, all five of our jackup rigs that underwent remedial shipyard and/or contract preparation work during the fourth quarter of 2003 have either returned to service or have been committed to return to work during the first quarter of 2004. Another jackup rig completed a contract at the end of 2003 and will have approximately two and one half months downtime before commencing a new contract in March of 2004. Despite the incurred and expected downtime for various jackup rigs during the fourth quarter of 2003 and the first quarter of 2004, we remain positive on the outlook for the markets which comprise our Asia Pacific business unit. We now enjoy approximately ten rig-years of contract backlog for our Asia Pacific jackup fleet.

"Given our favorable market outlook in Asia Pacific and our strong cash position, we have elected to exercise our option to acquire the non-owned 75% interest in ENSCO 102, a jointly owned jackup rig now operating for Shell in Malaysia. The option to purchase the remaining ownership interest was scheduled to expire in May 2004. ENSCO will pay approximately $95 million from available cash to acquire full ownership of the rig in a transaction that is expected to close before the end of this week.

"In the North Sea, the jackup market is stable and we expect little change in day rates over the next three months.

"In the Gulf of Mexico, day rates for our jackup rigs are stable. We continue our rig enhancement program with ENSCO 68 in a shipyard until the end of the third quarter of 2004, and with ENSCO 67 scheduled to enter a shipyard early in the second quarter for approximately nine months of work. ENSCO 7500, our deepwater semisubmersible rig currently under contract in the Gulf of Mexico, is expected to complete its contract in early March. We are currently marketing the rig.

"Looking ahead, we expect first quarter 2004 results to be impacted by several factors. Our Asia Pacific business unit will continue to experience downtime on certain rigs before they commence new contracts during the quarter. First quarter 2004 results will be adversely impacted, relative to our fourth quarter 2003 results, due to completion of the favorable term contract on the ENSCO 7500 in early March.

"Based on our current view of market conditions, we anticipate an improving trend in our 2004 results starting in the second quarter."

Statements contained in this news release that state the Company's or management's intentions, hopes, beliefs, expectations, anticipations or predictions of the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include references to any trends in day rates or utilization, future rig utilization and contract commitments, the period of time and number of our rigs that will be in a shipyard, market trends or conditions, market outlook, the amount of rig-years of contract backlog for our Asia Pacific fleet, our first quarter 2004 earnings expectation and the projected trend in 2004 results starting in the second quarter. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. The factors that could cause actual results to differ materially from those in the forward-looking statements include the following: (i) industry conditions and competition, (ii) cyclical nature of the industry, (iii) worldwide expenditures for oil and gas drilling, (iv) operational risks and insurance, (v) risks associated with operating in foreign jurisdictions, (vi) renegotiation, nullification, or breach of contracts with customers or other parties, (vii) environmental or other liabilities which may arise in the future which are not covered by insurance or indemnity, (viii) the impact of current and future laws and government regulation, as well as repeal or modification of same, affecting the oil and gas industry in general and the Company's operations in particular, (ix) changes in the dates the Company's rigs undergoing shipyard work or enhancement will enter a shipyard or return to service, (x) political and economic uncertainty in Venezuela and elsewhere, (xi) the risk that the Company may be unable to secure a contract for the ENSCO 7500, and (xii) other risks described from time to time in the Company's SEC filings. Copies of such filings may be obtained at no charge by contacting the Company's investor relations department at 214-397-3045 or by referring to the investor relations section of the Company's website at http://www.enscous.com.

All information in this press release is as of January 28, 2004. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or reflect changes in the Company's expectations.

ENSCO, headquartered in Dallas, Texas, provides contract drilling services to the global petroleum industry.

Contact: Richard LeBlanc 214-397-3011

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ENSCO will conduct a publicly accessible conference call at 9:00 a.m. Central Time on Wednesday, January 28, 2004, to discuss its fourth quarter results. The call will be broadcast live over the Internet at www.enscous.com. Parties may also listen to the call by dialing 913.981.5558. It is recommended that participants call five to ten minutes before the scheduled start time.

A replay of the conference call will be available on ENSCO's web site www.enscous.com or, by phone at 719.457.0820 (access number 620925) starting today at 1:00 pm CT until midnight January 29, 2004.

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF INCOME (In millions, except per share data)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2003		2002		2003		2002

OPERATING REVENUES	$199.2		$194.2		$790.8		$649.5

OPERATING EXPENSES
Contract drilling	115.9		102.5		452.9		348.9
Depreciation and amortization	34.4		32.4		135.0		117.0
Impairment of assets		--	59.9			--	59.9
General and administrative	6.1		4.8		22.0		18.6

	156.4		199.6		609.9		544.4

OPERATING INCOME (LOSS)	42.8		(5.4)		180.9		105.1

OTHER INCOME (EXPENSE)
Interest income	0.9		0.9		3.4		5.1
Interest expense, net	(9.5)		(7.5)		(36.7)		(31.1)
Other, net	2.1			--	1.7		6.4

	(6.5)		(6.6)		(31.6)		(19.6)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	36.3		(12.0)		149.3		85.5

PROVISION (BENEFIT) FOR INCOME TAXES	9.9		(3.9)		42.1		27.2

INCOME (LOSS) FROM CONTINUING OPERATIONS	26.4		(8.1)		107.2		58.3

DISCONTINUED OPERATIONS	0.1		(2.6)		1.1		1.0

NET INCOME (LOSS)	$ 26.5		$ (10.7)		$108.3		$ 59.3

EARNINGS (LOSS) PER SHARE - BASIC
Continuing operations	$ 0.	18	$ (0.	05)	$ 0.7	1	$ 0.4	1
Discontinued operations	0.	00	(0.	02)	0.0	1	0.0	1

	$ 0.	18	$ (0.	07)	$ 0.7	2	$ 0.4	2

EARNINGS (LOSS) PER SHARE - DILUTED
Continuing operations	$ 0.	18	$ (0.	05)	$ 0.7	1	$ 0.4	1
Discontinued operations	0.	00	(0.	02)	0.0	1	0.0	1

	$ 0.	18	$ (0.	07)	$ 0.7	2	$ 0.4	2

AVERAGE COMMON SHARES OUTSTANDING
Basic	150.0		149.0		149.6		140.7
Diluted	150.3		149.0		150.1		141.4

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED BALANCE SHEET (In millions)

	December 31,	December 31,
	2003	2002

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 354.0	$ 147.1
Short-term investments	--	38.4
Accounts receivable, net	149.4	162.8
Prepaid expenses and other	39.9	39.2

Total current assets	543.3	387.5

PROPERTY AND EQUIPMENT, NET	2,217.2	2,258.0

GOODWILL	342.7	350.2

OTHER ASSETS, NET	79.8	65.8

	$3,183.0	$3,061.5

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 164.4	$ 176.8
Current maturities of long-term debt	23.0	21.5

Total current liabilities	187.4	198.3

LONG-TERM DEBT	549.9	547.5

DEFERRED INCOME TAXES	345.9	332.3

OTHER LIABILITIES	18.7	16.4

STOCKHOLDERS' EQUITY	2,081.1	1,967.0

	$3,183.0	$3,061.5

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (In millions)

	Twelve Months Ended
	December 31,
	2003	2002
OPERATING ACTIVITIES
Net income	$108.3	$ 59.3
Adjustments to reconcile net income to net cash provided
by operating activities of continuing operations:
Depreciation and amortization	135.0	117.0
Changes in working capital and other	44.5	26.3

Net cash provided by operating activities of continuing
operations	287.8	202.6

INVESTING ACTIVITIES
Additions to property and equipment	(186.6)	(218.2)
Net proceeds from sale of discontinued operations	78.8	--
Net cash used in Chiles acquisition	--	(99.9)
Other	29.4	40.5

Net cash used in investing activities of continuing operations	(78.4)	(277.6)

FINANCING ACTIVITIES
Proceeds from long-term borrowings	26.7	4.4
Reduction of long-term borrowings	(23.0)	(63.7)
Cash dividends paid	(15.0)	(14.2)
Other	11.4	17.2

Net cash provided by (used in) financing activities of
continuing operations	0.1	(56.3)

EFFECT OF EXCHANGE RATE FLUCTUATIONS ON CASH
AND CASH EQUIVALENTS	0.9	(0.9)

NET CASH PROVIDED BY (USED IN) DISCONTINUED
OPERATIONS	(3.5)	0.5

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	206.9	(131.7)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	147.1	278.8

CASH AND CASH EQUIVALENTS, END OF PERIOD	$354.0	$147.1

ENSCO INTERNATIONAL INCORPORATED OPERATING STATISTICS

			Third
	Fourth Quarter		Quarter
	2003	2002	2003

Contract drilling
Average day rates
Jackup rigs
North America	$ 37,608	$ 31,379	$ 31,987
Europe/Africa	56,107	66,591	61,025
Asia Pacific	63,812	60,560	62,989
South America/Caribbean	89,228	78,075	90,040

Total jackup rigs	48,795	48,047	47,803
Semisubmersible rig - N. America	187,197	188,897	189,433
Barge rigs
Asia Pacific	41,788	n/a	41,923
South America/Caribbean	38,396	39,515	42,569

Total barge rigs	39,601	39,515	42,246
Platform rigs - North America	25,957	26,586	25,846

Total	$ 50,499	$ 50,186	$ 50,118

Utilization
Jackup rigs
North America	88%	83%	86%
Europe/Africa	94%	98%	91%
Asia Pacific	68%	83%	88%
South America/Caribbean	100%	100%	98%

Total jackup rigs	84%	86%	88%
Semisubmersible rig - N. America	92%	100%	95%
Barge rigs
Asia Pacific	100%	10%	100%
South America/Caribbean	30%	22%	17%

Total barge rigs	40%	21%	29%
Platform rigs - North America	32%	60%	40%

Total	74%	76%	76%